Exhibit 10.18
IPCRe Limited International Retirement Plan Level 2 Trust
      THIS DEED OF TRUST is made the                        day of                     Two Thousand Three
      BETWEEN:

1. IPCRE LIMITED of American International Building, 29 Richmond Road, Pembroke HM 08, Bermuda (the “Company”) of the first part; and

2. CODAN TRUST COMPANY LIMITED of Richmond House, 12 Par-La-Ville Road, Hamilton HM08, Bermuda (the “Trustees”) of the other part.
      WHEREAS:

(1) The Company has resolved to make certain financial arrangements for the payment of a retirement plan for its Senior Officers (as defined herein) upon the following terms;

(2) The Company intends to settle upon trust the Initial Property (as hereinafter defined) and all monies and other assets contributed for the purposes of the Plan (as hereinafter defined) to be held by the Trustees as a trust fund in accordance with the terms hereof and the Retirement Plan Rules (as hereinafter defined);

(3) The Company has authorised the execution of this Deed of Trust;

(4) The Trustees are willing to hold and administer the monies and other assets contributed to them in accordance with the terms of this Deed of Trust and the Retirement Plan Rules.
      NOW IN CONSIDERATION of the premises THIS DEED WITNESSETH as follows:

1. Interpretation

(1) (i) the “Administrator” means the Initial Administrator or such other person or persons as may from time to time be appointed to administer this retirement plan in accordance with the terms hereof;

(ii) the “Administration Agreement” means the Administration Agreement with the Administrator as amended from time to time annexed hereto in its initial form as Exhibit “A”;

(iii) the “Beneficiaries” means collectively those persons who are defined as a Beneficiary under the Retirement Plan Rules;

(iv) “Change of Control” shall be deemed to occur if (i) any “person” (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”)), excluding IPC Holdings, Ltd. (the “Parent”) or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Parent or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by shareholders of the Parent in substantially the same proportion as their ownership of the Parent, is or becomes the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Parent representing 50% or more of the combined voting power of the Parent’s then outstanding securities (“Voting Securities”); (ii) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Parent to effect a transaction described in clause (i) or (iii) of this sentence) whose election by the Board or nomination for election by the Parent’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the shareholders of the Parent approve a merger, consolidation, amalgamation or reorganization or a court of competent jurisdiction approves a scheme of arrangement of the Parent, other than a merger, consolidation, amalgamation, reorganization or scheme of arrangement which would result in the Voting Securities of the Parent outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the combined voting power of the Voting Securities of the Parent or such surviving entity outstanding immediately after such merger, consolidation, amalgamation, reorganization or scheme of arrangement; or (iv) the shareholders of the Parent approve a plan of complete liquidation of the Parent or any agreement for the sale or disposition by the Parent of all or substantially all of the Parent’s assets;

(v) the “Deed of Trust” means this Deed of Trust as amended from time to time pursuant to clause 13 hereof;

(vi) the “Initial Administrator” means IPCRe Limited of American International Building aforesaid;

(vii) “Initial Property” means the sum of US$7,500;

(viii) the “Retirement Plan Rules” means the Retirement Plan Rules as amended from time to time pursuant to clause 13 hereof annexed hereto in its initial form as Exhibit “B”;

(ix) the “Plan” means the retirement plan constituted by this Deed of Trust and the Retirement Plan Rules;

(x) “the Plan Benefits” means the sum or sums of money which shall be payable under the Plan;

(xi) “the Proper Law of this Trust” means the law of the jurisdiction governing this Trust as stipulated in Clause 16 hereof or as otherwise declared under the provisions of Clause 16 hereof and the rights of all persons hereunder and the construction and effect of each and every provision hereof shall be subject to the applicable Proper Law;

(xii) “Senior Officer” means an employee of the Company holding the office of Assistant Vice-President or a more senior position;

(xiii) “the Trust Fund” means

(a) the Initial Property;

(b) all property hereafter paid or transferred to or otherwise vested in and accepted by the Trustees as contributions from the Company or Beneficiaries or otherwise received as additions to the Trust Fund and of which a memorandum endorsed hereon shall be conclusive evidence;

(c) all income of the Trust Fund which is in accordance with the provisions of this Trust accumulated by the Trustees and added to the capital thereof; and

(d) all money investments and other property from time to time representing the said Initial Property and the said additions and accumulations or any part or parts thereof respectively.

(xiv) the “Trust” means the trust constituted by this Deed of Trust.

(2) For the purposes of this Trust and in the interpretation and construction of each and every provision hereof any adopted or legitimated person shall be treated as the child of his adoptive parents as the case may be and of no other person;

(3) Words in the singular shall include the plural and words in the plural shall include the singular;

(4) Words importing the masculine gender shall include the feminine;

(5) This Trust shall be known as the “IPCRe Limited International Retirement Plan Level 2 Trust” or by such other name as the Trustees shall from time to time decide.

2. Contracts

Upon receipt of the Initial Property and following execution of this Deed of Trust the Trustees shall in their capacity as trustee of this Trust execute the Administration Agreement and the Retirement Plan Rules and thereafter from time to time execute such agreed amendments or variations thereof.

3. Acceptance of Trust

The Trustees hereby accept the trusts herein set out and agree to hold the Trust Fund UPON TRUST for the Beneficiaries and to invest distribute and administer such Trust Fund in accordance with and subject to the trusts, powers and provisions of this Deed of Trust and the Retirement Plan Rules.

4. Ultimate Default Trust

In the event of the failure or determination of all or any of the trusts hereinbefore contained or if all of the benefits held for Beneficiaries shall have been fulfilled or fully provided in accordance with the Retirement Plan Rules or if the whole or any part of the capital or income of the Trust Fund shall be otherwise undisposed of by such trusts in favour of the Beneficiaries then such undisposed of capital and income shall subject to the powers of this Trust or by law vested in the Trustees and to each and every exercise thereof be held UPON TRUST for the Company.

5. Payment out of the Trust Fund

The Trustees shall from time to time upon receipt of written directions from the Administrator make payments out of the Trust Fund for the benefit of a Beneficiary or Beneficiaries in such amount or amounts as may be required in accordance with the Retirement Plan Rules.

6. Investment of the Trust Fund

The Trustees shall hold invest and reinvest or procure the holding investment and reinvestment of the capital and income of the Trust Fund and keep the Trust Fund invested without distinction between capital and income pursuant to the provisions contained in the Administration Agreement and the Retirement Plan Rules so that such investment or reinvestment in securities and investments may be made in accordance with selections of the Beneficiaries made in writing to the Administrator or otherwise in the discretion of the Administrator and without being limited to those investments to which trustees are otherwise restricted by law.

7. Powers and Duties of Trustees

(1) The Trustees shall (in addition to any other powers at law which trustees may be entitled) have the following powers and immunities and such powers shall be exercisable at the sole discretion of the Trustees in the administration of the Trust Fund:-

(i) Power to purchase or subscribe for any securities stocks bonds policies of insurance annuity contracts or other property and to retain the same in trust;

(ii) Power to sell convert convey redeem transfer exchange for other securities or property or otherwise dispose of any investments at any time held by them;

(iii) Power to keep the investments of the Trust Fund in bearer form or in their own name or in the name of the nominees of the Trustees and to keep the same wholly or partly in their principal office or otherwise held by or to the order of the Trustees as they may think proper but the books and records of the Trustees shall at all times show that all such investments are part of the Trust Fund;

(iv) Power to exercise personally or by proxy or power of attorney all voting and other rights in respect of stocks bonds or other investments or property held in the Trust Fund except where such voting and other rights are given to the Administrator;

(v) Power to execute all documents of transfer and conveyance and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

(vi) Power to borrow or raise money from any source permitted by law for the purposes hereof in such amounts and upon such terms and conditions as the Trustees shall deem appropriate and for any such amounts so borrowed to issue their promissory note as Trustees and to secure payment by pledging charging or mortgaging up to one third in value of the Trust Fund;

(vii) Power to keep such portion of the Trust Fund in cash or cash balances as the Trustees may from time to time deem to be in the best interests of the Beneficiaries;

(viii) Power to employ such agents lawyers accountants and other persons and to pay out of the Trust Fund their reasonable expenses and compensations and the Trustees may rely and act on information and advice furnished by such persons or refrain from acting thereon;

(ix) Power to adjust contest or submit to arbitration any claims debts or debentures due or owing to or from the Trust Fund and to sue commence or defend any legal proceedings relating thereto;

(x) Power to enter into any indemnity in favour of any former Trustee or any other person in respect of any fiscal imposition or other liability of any nature prospectively payable in respect of the Trust Fund or otherwise in connection with this Trust and to charge or deposit the whole or any part of the Trust Fund as security for any such indemnity in such manner in all respects as they shall in their absolute discretion think fit.

(xi) Power to incorporate or register or to procure the formation incorporation or registration of any company in any part of the world at the expense of the Trust Fund with limited or unlimited liability for the purpose of (inter alia) acquiring the whole or any part of the Trust Fund so that (if thought fit) the consideration for the sale of the Trust Fund or any part thereof to any company directorship association or entity incorporated formed or registered pursuant to this sub-clause may consist wholly or partly of debentures or debenture stock or other securities or shares of the company which shall be allotted to or otherwise vested in the Trustees or their nominees and be capital monies in the Trustees’ hands or in the hands of the Trustees’ nominees.

(xii) The Trustees shall not be bound or required to interfere or ensure Trustee representation in the management or conduct of the business of any company or concern in which the Trust Fund may be invested (whether or not the Trustees have the control of such company or concern) AND so long as no Trustee hereof has notice of any wilful default or fraud or dishonesty on the part of the persons who conduct the management of such company or concern the Trustees shall be at liberty to leave the conduct of the management of the company or concern (including the payment or non-payment of dividends or distributions) wholly to such persons AND no Beneficiary shall be entitled to compel control or forfeit the exercise (including any particular manner) of any voting rights or other rights at any time vested in the Trustees with regard to such company or concern including any powers the Trustees may have (even if also directors of such company).

(xiii) Power to apply any capital or income of the Trust Fund in effecting or joining in effecting or otherwise acquiring any policy or policies of assurance on the life of any Beneficiary or of any other person or any endowment or other policy or policies and to maintain surrender exchange exercise any option under or otherwise deal with any such policy as if the Trustees were absolutely entitled thereto.

(xiv) Power to grant options for such proper consideration and exercisable at such time or times or within such period as the Trustees shall think fit for the purchase of any property subject to the trusts hereof or the acquisition of any interest therein.

(xv) Power to take at the expense of the income or capital of the Trust Fund the opinion of legal counsel concerning any question arising under this Trust or on any matter in any way relating to the Trust Fund or the duties of the Trustees in connection with this Trust and insofar as the Trustees choose to act in accordance with the opinion or advice of such counsel it shall not incur any liability.

(xvi) Power to effect any transaction concerning or affecting any part of the Trust Fund or any other property whatsoever (whether real or personal property) if the Trustees consider that the transaction is for the benefit of the Trust Fund or of the Beneficiaries or any of them as if the Trustees were an absolute owner beneficially entitled to the Trust Fund and for the purpose of this sub-clause “transaction” includes any sale exchange assurance conveyance grant lease surrender reconveyance release reservation or other disposition and any purchase or other acquisition and any covenant contract licence option right for pre-emption and any compromise or partition and any company reconstruction or amalgamation and any other dealing or arrangement.

(xvii) Power to exercise or join or concur in exercising all or any of the powers and discretions hereby or by law given to the Trustees notwithstanding that the Trustee or Trustees may have a personal interest in the mode or result of exercising any such power or discretion or may be interested therein in some other fiduciary capacity but any Trustee may abstain from acting except as a merely formal party in any matter in which he may be so interested as aforesaid and may allow his co-Trustee or co-Trustees (if any) to act alone in the exercise of the powers and discretions aforesaid in relation to such matter.

(xviii) Power to purchase or sell any property notwithstanding that the person or persons selling or purchasing such property are the same as or include the Trustees or any of them PROVIDED that the price payable on any such purchase or sale shall be certified to be fair and reasonable by an independent valuer employed for the purpose by the Trustees.

Notwithstanding any other provisions herein contained the Trustees shall not be permitted to lend all or any of the Trust Fund to the Company nor any director, shareholder or affiliate thereof.

(2) The Trustees shall be required (in addition to any other duties required by law) to discharge or procure the discharge of the following duties:-

(i) To keep accurate and detailed accounts of all investments and transactions hereunder;

(ii) To hold the said accounts and all records relating thereto open to inspection and audit at all reasonable times by any person designated by the Company;

(iii) At quarterly intervals or such other intervals as the Company may direct to prepare and provide to the Company a statement of the investment holdings and other assets of the Trust Fund and all investments receipts and disbursements and other transactions effected by it during the month or other period;

(iv) To supply on demand to every person having any rights in the Trust Fund, being a person who is a Member pursuant to the Retirement Plan Rules of a copy of this Deed of Trust and the Retirement Plan Rules and of all amendments thereto and of the latest statement of accounts, balance sheet and report prepared.

8. Taxes and Expenses of Trustees

(1) The Trustees shall be paid all reasonable costs and expenses incurred in the performance of their duties;

(2) All taxes of any and all kinds whatsoever that may be levied upon or in respect of the Trust Fund shall also constitute a charge upon the Trust Fund unless paid by the Company.

9. Trustees’ Liability

(1) In the professed execution of the trusts and powers hereof no Trustee hereof shall be liable for any loss to the Trust Fund arising by reason of any improper investment made in good faith or for the negligence or fraud of any agent employed by them or by any other Trustee hereof although the employment of such agent was not strictly necessary or expedient or by reason of any mistake or omission made in good faith by any trustee hereof or by reason of any other matter or thing except for deliberate or reckless misconduct or individual fraud on the part of the Trustee who is sought to be made liable;

(2) The Trustees and their respective assigns and successors shall be wholly indemnified out of the Trust Fund in respect of any liability or loss which they may suffer by virtue of or arising out of any mistake or omission they may have made in good faith in the course of carrying out their duties as Trustees except for loss or liability arising due to their own deliberate or reckless misconduct or fraud.

(3) The Trustees shall be fully indemnified out of the Trust Fund for any claim or liability arising out of any actions taken by the Trustees pursuant to the terms hereof or upon the advice given by an Investment Manager appointed pursuant to an Investment Agreement or arising out of the Administration Agreement or the Retirement Plan Rules or for any loss claim or liability arising out of failure to act in the absence of such advice or instructions in connection with investment of assets of the Trust Fund;

(4) The Trustees shall not be liable for the proper application of any part of the Trust Fund if payments are made in accordance with the written directions of the Company or the Administrator as herein provided nor shall the Trustees be responsible for the adequacy of the Trust Fund to meet and discharge any and all payments and liabilities under the Retirement Plan Rules.

10. Trustees’ Charging Clause

(1) Any Trustees hereof being a bank or corporation shall be entitled to charge and be paid all usual professional or other charges for services done by it in relation to the trusts hereof including a fee for acting as such Trustees and such fee in the case of a corporate trustee to be as agreed from time to time between the Company and the Trustees and in the absence of agreement in accordance with the Trustees’ published scale of fees as shall from time to time be in force;

(2) The Trustees shall have the power to pay any trustee hereof entitled to remuneration in accordance with sub-clause (1) above by the appropriation of or procuring the distribution of funds out of the Trust Fund as an expense of the proper administration of this Trust (and which shall include the arranging for payment by a company or other legal entity held by the Trustees as part of the Trust Fund);

11. Certificates

The Trustees shall be entitled in relying upon a certificate of any duly authorised officer of the Company or the Administrator with respect to any instruction direction or approval of the Company or the Administrator.

12. Resignation Removal and Appointment of Trustees

(1) The Trustees may resign at any time by giving ninety days notice in writing to the Company and the Company may remove the Trustees at any time upon ninety days notice in writing to the Trustees and upon such resignation or removal the Company shall appoint a successor trustee or trustees who shall have the same powers and duties as those conferred upon the Trustees hereunder;

(2) Upon such resignation or removal the resigning or removed trustee shall assign transfer or otherwise pay to the successor trustee the monies and other property then constituting the Trust Fund less the compensation of the trustee and any other proper charges against the Trust Fund.

13. Amendment or Discontinuance of this Deed of Trust or Retirement Plan Rules

(1) The Company may from time to time amend in whole or in part any or all of the provisions of this Trust Deed and with the prior written consent of the Administrator the Retirement Plan Rules by notice in writing delivered to the Trustees, provided that any such amendments which affect the rights duties or responsibilities of the Trustees may not be made without their prior written consent and provided further that no such amendment shall authorise or permit at any time prior to the satisfaction of all liabilities with respect to the Beneficiaries under the Retirement Plan Rules any part of the Trust Fund to be used for or diverted to purposes other than those specified in this Deed of Trust and the Retirement Plan Rules.

(2) This Trust, the Retirement Plan Rules and the Administration Agreement shall terminate upon the date on which the Company is subject to a change of control, goes into a winding up, dissolution or liquidation whether voluntary or compulsory otherwise than for the purpose of reconstruction or amalgamation.

(3) In the event of termination of the Plan and this Trust pursuant to sub-section (2) above, the Trustees shall hold the Members’ Balances and the Employee’s Balance UPON TRUST for the

Members, and the Trustees shall distribute the Member’s Balances to or for the benefit of the Members as soon as practicable.

14. Change of Administrator

The Company or in the event of its winding-up, dissolution or liquidation for the purpose of reconstruction or amalgamation the Trustees may together upon 30 days notice in writing to the Administrator cause the replacement of the Administrator and consequential amendment of the Administration Agreement.

15. Governing Law

(1) Subject to the following provisions of this Clause this Trust is established under the laws of Bermuda and the construction and effect of this Trust shall be subject to the jurisdiction of and construed in accordance with the laws of Bermuda;

(2) Subject to the following provisions of this Clause the courts of Bermuda shall be the forum for the administration of this Trust;

(3) The Trustees may at any time and from time to time with the written consent of the Company declare by deed that the trusts powers and the construction and effect of this Trust shall from the date of such declaration take effect in accordance with the law of any other jurisdiction in any part of the world and as from the date of such declaration the law of the jurisdiction named therein shall be the Proper Law governing this Trust and the Courts in that jurisdiction shall be the forum for the administration of this Trust (subject to the provisions of this sub-paragraph and sub-paragraph (4) below) and until any further declaration is made PROVIDED THAT notwithstanding anything herein contained the Trustees shall not have the power to make any declaration which might directly or indirectly result in this Trust becoming illegal void or voidable under the law made applicable to this Trust under such declaration or which might in any way change the beneficial interests hereunder otherwise than in accordance with the terms hereof AND PROVIDED FURTHER that so often as any such declaration as aforesaid shall be made the Trustees shall be at liberty to make such consequential alterations or additions in or to the trusts powers and provisions of this Trust as the Trustees may consider necessary or desirable to ensure that so far as may be possible the trusts powers and provisions of this Trust shall (mutatis mutandis) be as valid and effective as they were under the laws of Bermuda immediately prior to such declaration;

(4) The Trustee’s shall have power with the written consent of the Company (subject to the application (if any) of the rule against perpetuities) to carry on the general administration of these trusts in any jurisdiction in the world whether or not such jurisdiction is for the time being the Proper Law of this Trust or the courts of such jurisdiction are for the time being the forum for the administration of these trusts and whether or not the Trustees or any of them are for the time being resident or domiciled in or otherwise connected with such jurisdiction;

(5) The Trustees may at any time with the written consent of the Company declare by deed that from the date of such declaration the forum for the administration of this Trust shall be the courts of any jurisdiction in the world whether or not such courts are of the jurisdiction which is for the time being the Proper Law of this Trust.

      IN WITNESS WHEREOF the parties have executed this deed under seal the day and year first above written.

THE COMMON SEAL of IPCRE	)
LIMITED	)
was hereunto affixed in the presence of:	)

THE COMMON SEAL of	)
CODAN TRUST COMPANY LIMITED	)
was hereunto affixed in the presence of:	)

      THESE RETIREMENT PLAN RULES of the IPCRE LIMITED INTERNATIONAL RETIREMENT PLAN LEVEL 2 are adopted as of the 1st day of January 2003.
I     Definitions
      1. The following definitions shall apply throughout these Rules:

“Administrator” means IPCRe Limited or such administrator from time to time appointed pursuant to the Deed of Trust;

“Beneficiary” means a Member and such person or persons from time to time appointed but not removed by a Member pursuant to Article VII of these Rules;

“Change of Control” shall be deemed to occur if (i) any “person” (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”)), excluding IPC Holdings, Ltd. (the “Parent”) or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Parent or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by shareholders of the Parent in substantially the same proportion as their ownership of the Parent, is or becomes the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Parent representing 50% or more of the combined voting power of the Parent’s then outstanding securities (“Voting Securities”); (ii) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Parent to effect a transaction described in clause (i) or (iii) of this sentence) whose election by the Board or nomination for election by the Parent’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the shareholders of the Parent approve a merger, consolidation, amalgamation or reorganization or a court of competent jurisdiction approves a scheme of arrangement of the Parent, other than a merger, consolidation, amalgamation, reorganization or scheme of arrangement which would result in the Voting Securities of the Parent outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the combined voting power of the Voting Securities of the Parent or such surviving entity outstanding immediately after such merger, consolidation, amalgamation, reorganization or scheme of arrangement; or (iv) the shareholders of the Parent approve a plan of complete liquidation of the Parent or any agreement for the sale or disposition by the Parent of all or substantially all of the Parent’s assets;

“Death Benefit” payable in respect of a Member means the aggregate of such Member’s Fund at the date of his death.

“Deed of Trust” means the deed of trust dated 2003 between IPCRe Limited of the one part and Codan Trust Company Limited as Trustee of the other part;

“Disability” means a Member’s permanent inability to perform his functions as an employee for physical or mental reasons as certified by a duly qualified medical practitioner to the Trustee and/or Administrator;

“Disability Benefit” payable in respect of a Member means the aggregate of such Member’s Fund at the date of his Disability;

“Earnings” means the following payments expressed in monetary terms and paid (directly or indirectly) to the Member by the Employer up to a maximum of $200,000 per year:-

(i) any wages, salary or leave pay; but does not include:

(ii) any fee or commission; or

(iii) any bonus including payments from a profit-sharing scheme, housing benefit, cost of living allowance or other perquisite paid to a Member; or

(iv) overtime payments, severance payments, retirement or long-service recognition payments or health insurance premiums;

“Employer” means IPCRe Limited and affiliates thereof as it shall from time to time notify in writing to the Trustee and the Investment Manager;

“Employer’s Contributions” means those contributions to the Plan made by the Employer pursuant to paragraph 3(B) of these Rules;

“Member” means a person who has been accepted as a Member of the Plan pursuant to paragraph 2(B) of these Rules;

“Member Contributions” means those contributions to the Plan which each Member makes pursuant to paragraph 3(A)(1)(a) of these Rules;

“Member’s Balance” in relation to a Member’s Fund means:

(a) the aggregate of all contributions made by the Member to a Member’s Fund, all Employer’s Contributions to a Member’s Fund and all income earned thereon and all realized and accrued capital gains and losses thereon; minus

(b) such portion of the Plan expenses as the Administrator considers appropriate;

“Member’s Fund” means the fund established for each Member holding the Member’s Balance;

“Plan” means the Retirement Plan constituted by the Deed of Trust, these Rules and ancillary contracts thereto;

“Retirement Date” in respect of a Member means his 65th birthday, or such other date as the Employer and such Member may agree in writing;

“these Rules” means these Rules and includes all additions and amendments thereto;

“Senior Officer” means an employee of the Employer holding the office of Assistant Vice-President or a more senior position;

“Trust” means the trust constituted by the Deed of Trust;

“Trustee” means the Trustee or trustees from time to time of the Deed of Trust;

“US citizen” means a citizen of the United States of America for the purposes of the Internal Revenue Code of the United States of America.
      2. For the purposes of these Rules and in the interpretation and construction of each and every provision hereof any adopted or legitimated person shall be treated as the child of his adoptive parents as the case may be and of no other person.
      3. Words in the singular shall include the plural and words in the plural shall include the singular.
      4. Words importing the masculine gender shall include the feminine.
II     Membership in the Plan
      2(A) Eligibility

(1) All Senior Officers having completed 3 months of service and any other full time employee of the Employer approved in writing by the Employer and not being a US citizen shall be eligible for membership in the Plan.

      (2)(B) Procedure

(1) The Employer shall, as soon as reasonably possible, provide to each person who is eligible for membership in the Plan an application for membership in the Plan in the form attached to these Rules as Appendix 1.

(2) Each such eligible person shall complete and sign such application and deliver it to the Employer as soon as reasonably possible;

(3) The Employer shall forthwith review each such application and, if the information contained therein appears to be complete and accurate in all material respects, shall approve such application by signing it, and shall deliver such application to the Administrator;

(4) The Administrator shall forthwith review each such application, and if the information contained therein appears to be complete and accurate in all material respects, shall accept such application by signing it, and shall deliver notice of such acceptance to the Employer;

(5) A person shall become a Member of the Plan on the date on which his application for membership is accepted and declared effective by the Administrator.

(6) The Administrator shall deliver to each person whose application for membership in the Plan has been accepted notice that he has been accepted for membership in the Plan and the date on which such membership commenced.
      2(C) Duration of Membership in the Plan

(1) A person’s membership in the Plan commences on the date declared by the Administrator and terminates on the earliest of the following dates:

(a) the date on which the Member’s Fund is withdrawn by or paid by lump sum in full to the Member;

(b) the date on which the Member’s Fund is transferred to a Transferee Plan;

(c) the date on which the Plan terminates;

(d) the date on which such Member dies; and

(e) the date on which the Member terminates his employment with the Employer.
III     Contributions to the Plan
      3(A) Contributions by Members

(1) So long as a Member is a Member, he may contribute to his Member’s Fund from time to time such amounts as he considers appropriate.

(2) A Member may make Contributions at any time, either by payroll deduction or by direct payment to the Trustee, or as the Trustee may direct in writing.
      3(B) Contributions by the Employer

(1) So long as a Member is a Senior Officer or other full time employee approved by the Employer, the Employer:

(a) shall contribute to such Member’s Fund 10% (ten percent) of the Member’s Earnings to the Plan; and

(b) may contribute to such Member’ Fund from time to time such additional amounts as the Employer considers appropriate.

      3(C) Remittance of Contributions

(1) The Employer shall remit to the Trustee, or to the Administrator if the Trustee so directs in writing:

(a) the contributions made by each Member to his Member’s Fund by payroll deduction during any preceding month;

(b) monthly contributions payable by the Employer to each Member’s Fund prior to, on or within 15 days of each month; and

(c) a statement of the amount to be allocated to each Member’s Fund in respect of:

(i) the Member Contributions of such Member; and

(ii) the Employer’s Contributions.
      3(D) Transfers to a Member’s Fund

A Member may, at any time or times, transfer, or cause to be transferred, to his Member’s Fund any amount payable to the Member at the time of transfer to such Member from, or held to his credit in, another retirement plan, deferred compensation or profit sharing plan or any retirement plan and such funds shall be deemed to be Member Contributions made by such Member to such Member’s Fund.
IV     Vesting Requirements
      4(A) Contributions by Members

(1) The Member’s Balance in a Member’s Fund shall vest immediately in such Member, subject to the provisions of the Deed of Trust and these Rules.
      4(B) Contributions by the Employer

(1) The Employer’s Balance in a Member’s Fund shall vest immediately in such Member, subject to the provisions of the Deed of Trust and these Rules.
V     Withdrawal of Contributions from the Plan and Termination of Employment
      5(A) A Member may, at any time or times withdraw from such Member’s Fund:

(a) the whole of such Member’s Balance; or

(b) any part of such Member’s Balance which exceeds US$1,000.
      5(B) A Member who terminates employment with the Employer shall be entitled to the whole of such Member’s Balance and any other Employer Contributions in the Member’s Fund solely in the discretion of the Employer and such Member’s Balance, including any other Employer Contribution, may be paid to or applied for the benefit of such Member as the Member may direct to the Administrator, but in the absence of any such direction shall be paid in a lump sum to the Member.
VI     Commencement of Retirement Benefits
      6(A) A Member’s retirement benefits shall commence on the first day of the month following his Retirement Date.
      6(B) A Member whose employment by the Employer has terminated:

(1) as a result of his ill-health, incapacity or total and permanent disability may elect to receive retirement benefits at any time; or

(2) for any reason other than his or her ill-health, incapacity or total and permanent disability, may elect to receive retirement benefits at any time within the ten year period prior to his or her Retirement Date.

      6(C) An election made by a Member to receive retirement benefits prior to his or her Retirement Date shall not be effective unless:

(1) it is in writing and signed by such Member and delivered to the Trustee and the Employer; and

(2) in respect of an election made pursuant to subparagraph 6(B)(1) of these Rules, it is accompanied by confirmation in writing from a medical doctor licensed to practice in Bermuda that such Member is incapable of performing his or her usual occupation by reason of ill-health, incapacity or total and permanent disability.
      6(D) The retirement benefits payable to a Member who makes an effective election to receive retirement benefits prior to his or her Retirement Date shall commence within 31 days following the date on which such Member delivers notice of his or her election to the Employer and the Trustee.
VII     Beneficiary Designations
      7(A) A Member may make a Beneficiary Designation and appoint a beneficiary or beneficiaries.
      7(B) A Member may revoke or change a Beneficiary Designation in the same manner as he may make a Beneficiary Designation.
VIII     Benefits from the Plan
      8(A) Retirement Benefits

(1) A Member may, at any time during the 12 month period immediately prior to his Retirement Date or at any time thereafter, direct the Trustee to use or apply any part or all of his Member’s Fund as such Member may direct to:

(X) purchase a non-commutable annuity;

(a) from a suitable insurance company licensed to sell annuities;

(b) payable, at the discretion of such Member until:

(i) the death of such Member; or

(ii) the death of the survivor of such Member and his spouse or other person with whom such Member resides at his Retirement Date as if they were a spouse of each other; and

(c) containing such other terms and conditions as such Member considers appropriate as permitted by law.

(Y) procure such other benefits for such Member as permitted by law.
      8(B) Death Benefits

If a Member dies during Membership of the Plan prior to his Normal Retirement Date, a lump sum equal to the Member’s Balance shall be paid to his Beneficiary.

(2) Where no Beneficiary has been appointed or where the Beneficiary has predeceased the Member, the Member’s Balance of the former Member shall be paid to the estate of the former Member.
      8(C) Disability Benefits

Upon the Disability of a Member, the Trustee shall pay the Disability Benefit payable in respect of such Member to the Member or at the discretion of the Trustee to a trust set up for the benefit of such Member.
IX     Termination of Plan
      9 Upon termination of the Plan a Member shall be allocated the aggregate of such Member’s Balance and the Employer’s Balance in such Member’s Fund at the date of termination.

X     Information to Members
      10 (A) The Administrator shall:

(1) administer the collection on behalf of the Trustee of contributions made to the Trust and administer distributions of funds to Beneficiaries of the Trust;

(2) supply, on demand by a Member or any other person having rights in the Member’s Fund, copies of:

(a) the Deed of Trust;

(b) these Rules;

(c) the latest statement of accounts, balance sheet and report prepared in accordance with the requirements of the Deed of Trust or these Rules;

(3) provide to each Member an explanation of:

(a) the provisions of the Plan applicable to him;

(b) his rights and obligations in respect of the Plan; and

(c) each amendment to the Plan within ninety days after an amendment is made; and

(d) any other information prescribed by the Deed of Trust or these Rules;

(4) provide to each Member notice of termination of the Plan and notice of the payment options available to him;

(5) provide to each Member, at least sixty days prior to his Retirement Date, notice of the payment options available to him;

(6) provide to each Member on termination of his employment with the Employer, notice of the benefits, rights and obligations of the Member

(7) provide to the personal representative of each Member who has died and to each person named or described in a Beneficiary Designation made by such Member, notice of the benefits payable as a result of the death of such Member.
      10(B) The Administrator shall deliver to each Member, within ninety days of the end of each financial year of the Trust, a statement indicating:

(1) the total value of the Member’s Fund at the beginning of such financial year;

(2) the total value of that portion of the Member’s Fund which had vested in such Member at the end of such financial year;

(3) the aggregate value of all contributions made to such Member’s Fund by the Member during such financial year;

(4) the aggregate value of all contributions made to such Member’s Fund by the Employer during such financial year;

(5) the total value of the Member’s Fund at the end of such financial year; and
      10(C) In the absence of bad faith, the records of the Employer shall be presumed to be conclusive with regard to Earnings, length of employment and eligibility for membership in the Plan.
      EXECUTED by the TRUSTEES this                      day of           2003.

Codan Trust Company Limited
Trustees

      THIS ADMINISTRATION AGREEMENT is made the  day of           2003
      BETWEEN:

(1) CODAN TRUST COMPANY LIMITED of Richmond House, 12 Par-la-Ville Road, Hamilton HM 08, Bermuda as trustees of a Deed of Trust (the “Deed of Trust”) dated 2003 between IPCRe Limited of the one part and the said Codan Trust Company Limited of the other part (the “Trustees”); and

(2) IPCRE LIMITED of American International Building, 29 Richmond Road, Pembroke HM 08, Bermuda (the “Administrator”)
      WHEREAS:

(A) The Trustees are the present trustees of the Deed of Trust known as the IPCRe Limited International Retirement Plan Level 2 Trust (“the Trust”) and as trustees of the Trust are required to enter into this administration agreement.

(B) The Administrator has read and understood the Trust, the Retirement Plan Rules annexed thereto and the Investment Agreement. The foregoing documents together with this Administration Agreement are herein sometimes together referred to as “the Plan”.

(C) The Administrator is desirous of acting as administrator of the Plan pursuant to the terms and provisions of the Plan and the terms and provisions hereof.
      NOW IT IS HEREBY AGREED as follows:-

1. Unless otherwise defined herein capitalised terms herein shall take their meanings from definitions thereof contained in the documents comprising the Plan.

2. The Administrator hereby agrees to act as the administrator of the Plan pursuant to the terms and provisions of the Plan and the terms and provisions hereof.

3. (A) The Administrator shall:

(a) keep accurate records and information with respect to each Member and person or persons designated as a beneficiary by Beneficiary Designation;

(b) keep accurate accounts relating to the Trust;

(c) account to the Trustees, the Employer and Members in accordance with the provisions of this Agreement;

(d) perform the duties and responsibilities imposed on the Administrator by the documents comprising the Plan, or by law, or by any agreement made between the Trustees and the Administrator with respect to the administration of the Plan; and

(e) oversee the investment of the Trust Fund and ensure the Trust Fund and Members Balances are invested in various investment funds as may be either selected by each Member or selected by the Administrator in its discretion.

(B) The Administrator shall without prejudice to the generality of the foregoing:

(1) administer the collection on behalf of the Trustees of contributions made to the Trust and administer distributions of funds to Beneficiaries of the Trust;

(2) supply, on demand by a Member or any other person having rights in the Trust Fund, copies of:

(a) the Trust;

(b) The Retirement Plan Rules;

(c) the latest statement of accounts, balance sheet and report prepared in accordance with the requirements of the Trust or by law;

(3) provide to each Member an explanation of:

(a) the provisions of the Plan applicable to him;

(b) his rights and obligations in respect of the Plan;

(c) each amendment to the Plan;

(d) any other information prescribed by the Trust or by law;

(4) provide to each Member notice of termination of the Plan prior to the effective date of such termination;

(5) provide to each Member, at least sixty days prior to his Retirement Date, notice of the payment options available to him;

(6) provide to each Member on termination of his employment with the Employer, notice of the benefits, rights and obligations of the Member;

(7) provide to the personal representative of each Member who has died and to each person named or described in a Beneficiary Designation made by such Member, notice of the benefits payable as a result of the death of such Member.

(C) The Administrator shall deliver to each Member, within ninety days of the end of each financial year of the Trust, a statement indicating:

(1) the total value of the Member’s Fund at the beginning of such financial year;

(2) the total value of that portion of the Member’s Fund which had vested in such Member at the end of such financial year;

(3) the aggregate value of all contributions made to such Member’s Fund by the Member during such financial year;

(4) the aggregate value of all contributions made to such Member’s Fund by the Employer during such financial year;

(5) the total value of the Member’s Fund at the end of such financial year.

4. (A) The Administrator may exercise all of the powers which are conferred upon the Trustees by the Trust or by law which may be reasonably necessary to enable the Administrator to carry out its responsibilities under this Agreement;

(B) The Administrator may act by resolution evidenced in writing and signed by any officer or individual authorized for such purpose by its Board of Directors;

(C) The Administrator may act through any one or more of its officers, directors or employees who may be appointed by its Board of Directors for such purposes;

(D) The Administrator may delegate some or all of its duties hereunder to an agent or agents who is or are in the opinion of the Administrator capable of performing such duties so delegated. The Administrator shall remain responsible for the proper conduct of such duties so delegated.

(E) The Administrator shall be entitled to charge for its services hereunder at such rate or rates as shall be agreed from time to time between the Trustees and the Administrator. The fee and expenses shall be deducted by the Trustees from the Trust Fund of the Trust and paid to the Administrators.

5. So long as the Administrator acts honestly and in good faith in performing its duties hereunder or arising, and exercising the powers conferred upon it, the Administrator shall not be responsible or required to account for any loss or damage to the Trust Fund or to any one or more of the Beneficiaries or Members that may result from:

(a) the performance of any such duty or the exercise of any such power;

(b) acting in accordance with advice or instructions received from the Trustees in relation to the Trust or from any lawyer, accountant, actuary, appraiser, investment advisor or other professional advisor;

(c) the negligence or fraud of any agent employed by the Administrator, even if the employment of such agent was not strictly necessary;

(d) any error of judgment, mistake or omission made by the Administrator; or

(e) any other cause whatsoever.

6. The Administrator shall be:

(a) chargeable only with money or property actually received by it;

(b) held harmless and indemnified out of the Trust Fund against all liability for claims, losses, or damages, that may arise during the administration of the Plan, provided only that, when taking any such action or failing, refusing or omitting to take any such action, the Administrator acted honestly and in good faith;

(c) entitled to reimbursement out of the Trust Fund for all expenses properly incurred by it.

7. The Administrator may resign from the office of administrator of the Plan at any time by giving written notice of such resignation to the Trustees and such resignation shall become effective on:

(a) the ninetieth day after the date on which such notice is given; or

(b) such other date as the Administrator so resigning and the Trustees may agree in writing.

8. The Administrator shall be automatically removed from the office of administrator of the Plan and immediately cease to hold such office if it:

(a) makes a proposal in bankruptcy or an assignment for the benefit of creditors or is adjudged a bankrupt by a court having jurisdiction over the Administrator;

(b) is dissolved or wound up;

(c) enters into liquidation, whether compulsory or voluntary, other than voluntary liquidation for the purpose of amalgamation or reconstruction; or

(d) loses or otherwise ceases to have the corporate capacity and power to hold the office of administrator of the Plan.

9. If the Administrator is removed from office in accordance with clause 8, it shall, if able to do so, give written notice of such removal to the Trustees.

10. Subject to the provisions of clause 8 hereof the Trustees of the Trust may not remove the Administrator from such office except in accordance with the following procedure:

(a) The Trustees shall give to the Administrator written notice of the Trustees’ intention to remove the Administrator as the Administrator of the Plan (“the Removal Notice”).

(b) The Removal Notice shall state:

(i) that, in the opinion of the Trustees, it is in the best interests of the Employer, the Members and the Beneficiaries that the Administrator be removed as Administrator of the Plan; and

(ii) the reasons on which such opinion is based.

(c) The Administrator may, within ten days of the date on which the Removal Notice is given by the Trustee to the Administrator, give written notice to the Trustee containing a statement that it disputes its removal as Administrator of the Plan and a statement of the grounds on which its dispute is based (“the Dispute Notice”).

(d) If the Administrator fails or refuses to give the Dispute Notice to the Trustees within the time provided in sub paragraph (c) hereof, the Administrator shall be removed as the Administrator of the Plan and such removal shall become effective on:

(i) the twelfth day following the date on which the Removal Notice was given by the Trustees to the Administrator; and

(ii) such other date as the Trustees and the Administrator may agree in writing.

(e) If the Administrator gives the Dispute Notice to the Trustees within the time provided in subparagraph (c) hereof, unless the parties otherwise agree in writing, the issue (as to whether it is in the best interests of the Employer, the Members and the Beneficiaries to remove the Administrator as Administrator of the Plan) shall be referred to and resolved by the courts in Bermuda.

(f) If the Administrator is removed as Administrator of the Plan pursuant to court proceedings, such removal shall be effective on:

(i) the fifth day after the decision of the courts is given by the courts to the Trustees and the Administrator; or

(ii) such other date as the Trustees and the Administrator may agree in writing.

11. If, at any time, the office of administrator of the Plan becomes vacant, the Trustees may fill the vacancy in such office by appointing to such office itself or any other company or corporation which has the corporate power and capacity to hold the office of administrator of the Plan.

12. An appointment made in accordance with clause 11 shall not be effective unless it:

(1) is in writing and signed by the Trustees; and

(2) is accepted in writing by the administrator so appointed.

13. An appointment made in the manner prescribed in clause 12 shall become effective on:

(1) the date on which the appointment is accepted; or

(2) such later date as the Trustees and the administrator so appointed may agree in writing.

14. From and after the date on which an appointment made in the manner prescribed in clause 12 becomes effective, the company or corporation so appointed to hold office as administrator of the Plan shall:

(1) have all of the rights, privileges, benefits and indemnities conferred upon the Administrator by this Agreement, or by law, or by agreement made between it and the Trustees;

(2) be entitled to exercise all of the powers conferred upon the administrator by this Agreement, or by law, or by agreement made between it and the Trustees; and

(3) assume all of the duties and obligations imposed on the Administrator by this Agreement, and by law, and by agreement made between it and the Trustees.

15. Each notice of change of the Trustees or Administrator shall be endorsed on, or attached to, this Agreement, and every such notice shall be conclusive evidence to a person dealing with the Trustees and the Administrator, or either of them as to truth and accuracy of the facts stated or contained in such notice, unless such person has actual notice to the contrary.

16. The Trustees shall pay from the Trust Fund all charges and expenses incurred in relation to:

(1) the removal of a person from the office of trustee of the Trust;

(2) the appointment of a Licensed Trust Company to the office of trustee of the Trust;

(3) the preparation and execution of all deeds and other transfers required to transfer any part or all of the Trust Fund to, or vest any part or all of the Trust Fund in, the Licensed Trust Company appointed to the office of trustee of the Trust;

(4) the removal of a person from the office of administrator of the Plan;

(5) the appointment of a qualified company or corporation to the office of administrator of the Plan; and

(6) legal fees and disbursements incurred by the Trustees arising out of the Trust.

17. This Agreement shall be governed by and construed in accordance with the laws of the Islands of Bermuda and the parties hereto submit to the non-exclusive jurisdiction of the courts of the Islands of Bermuda.
      IN WITNESS whereof the parties hereto have executed this Agreement the day and year first before written.

SIGNED on behalf of CODAN TRUST	)
COMPANY LIMITED as trustee of the Trust	)

SIGNED on behalf of IPCRE LIMITED	)
)